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                                                                  Exhibit 10.15


     An Agreement made between Pivot Rules. Inc., 80 West 40th Street, New York, NY 10018 (hereafter called "the Principal") of the one part and Textiles Network, Ltd., 2/F., Yick Tai Industrial Building, 650-652 Castle Peak Road, Kowloon, Hong Kong (hereafter called "the Agent") of the other part whereby it is agreed as follows:

1. The Agent is hereby appointed exclusive buying agent of the Principal for the purchase of merchandise on the terms and conditions herein contained from Asia (hereafter called "the Territory").

2. (a) The purchase prices for merchandise shall be FOB (including quota) the country of origin unless otherwise agreed.

     (b) The Principal will pay the insurance, shipping, forwarding, handling and other incidental charges and disbursements against shipments, and in addition pay for samples and courier or air freight dispatch charges.

     (c) Unless otherwise specifically arranged between the parties, payment for all purchase of merchandise by the Principal shall be by transferable, irrevocable, confirmed Banker's Letter of Credit to be established in favor of the Agent or the factory if so required, or if Principal so elects.

3.   The services to be performed by the Agent are as follows:

     (a) Locate suppliers and arrange for sampling and manufacture of items which the Principal desires to purchase in the Territory.

     (b) Keep close contact with suppliers to ensure that production is running according to the delivery schedule set by the Principal for each item.

     (c) Maintain quality control on merchandise including inspection on a random basis to ensure that items being produced conform to Principal's requirements.

     (d) Arrange for shipment of the merchandise including the preparation of all relevant export documentation, in the case the Agent is the shipper of the merchandise.

     (e) Arrange for the purchase of export quota on the Principal's behalf if so desired by the Principal.

     (f) Handle sample yardage or bulk fabric purchased by the Principal and distribute to the appropriate factories for sampling or production.
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     (g) Attempt to settle possible merchandise claims to the satisfaction of the Principal.

     (h) Endeavor to keep Principal advised from time to time of new developments in markets of the Territory which may be of interest to the Principal.

For such service the Principal will pay the Agent eight percent commission on the FOB including quota value of the merchandise for the first $1.5 million of goods shipped per calendar year. The commission rate shall be reduced to seven percent for all shipments in excess of $1.5 million for the remainder of the calendar year.

4. Upon instructions from the Principal, the Agent shall place orders with suppliers, but it is understood that the Agent has no authority to commit the Principal to any purchases except upon receipt of black and white confirmation from the Principal.

5. In the event of any claims which may have to be instituted against any supplier, the Agent shall have authority to institute and prosecute claims against such supplier as Agent for and on behalf of the Principal, but legal action will be taken only after written authorization from the Principal.

6. Should the Principal fail to accept delivery of any merchandise for whatever reasons then the Agent shall endeavor to prevent the supplier from disposing of such merchandise without removing any labels, brand names of markings attached to the merchandise but the Agent shall not be held responsible if the supplier fails to do so.

7. This Agreement shall come into effect immediately and shall remain in force until it is canceled mutually by both parties or by either party giving 90 days prior notice to the other party.

8. The Agreement replaces the Miller & Koh Agreement of February 13, 1992.

Dated this 1st August, 1996.


Pivot Rules. Inc.                  Textiles Network, Ltd.


/s/ E.Kenneth Seiff                /s/ Florence Koh
------------------------           -------------------------
    E. Kenneth Seiff                   Florence Koh
    CEO                                Chairperson